UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report   June 19, 1998


                        DATAMARINE INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


                                    0-8936
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                           (Commission File Number)


            Massachusetts                             04-2454559
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       (State of Incorporation)         (I.R.S. Employer Identification Number)


              7030 220th SW, Mountlake Terrace, Washington 98043
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                   (Address of principal executive offices)


                                 (425)771-2182
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             (Registrant's telephone number, including area code)



Item 5. Other Events

Datamarine International, Inc. announced that it has engaged the investment banking firm of Wedbush Morgan Securities in connection with the private placement of not less than $5,000,000 in equity. Proceeds of the placement will be used to retire the Company's subordinated debentures and increase working capital. The transaction is scheduled to close during July 1998.



The following pro forma balance sheet and related pro forma adjustments are presented to show the assumed issuance of approximately $5,000,000 in common stock at a price of $5.50 per share, less approximately $250,000 in placement related expenses.


                DATAMARINE INTERNATIONAL, INC. AND SUBSIDIARIES
          CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED)

                                                                          (Unaudited)                    Pro forma
                                                                            May 30,       Pro forma        May 30,
                                                                             1998        Adjustments        1998
                                                                          -----------    -----------    ------------

ASSETS
Current assets:
  Cash and cash equivalents                                               $   314,312    $ 4,750,000    $  5,064,312
  Accounts receivable, net of allowance of $90,945                          1,747,762                      1,747,762
  Inventories                                                               5,155,420                      5,155,420
  Prepaid expenses and other current assets                                   134,840                        134,840
                                                                         ------------------------------------------
      Total current assets                                                  7,352,334                     12,102,334

Property, plant and equipment                                               5,069,989                      5,069,989
  Less accumulated depreciation                                             3,321,559                      3,321,559
                                                                         ------------------------------------------
  Property, plant and equipment, net                                        1,748,430                      1,748,430

Other assets, net                                                             514,113                        514,113
                                                                         ------------------------------------------

      Total assets                                                        $ 9,614,877    $ 4,750,000    $ 14,364,877
                                                                         ==========================================

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Notes payable to bank                                                   $ 1,424,561                   $  1,424,561
  Notes payable to related parties and others                                 994,697                        994,697
  Accounts payable                                                          1,134,974                      1,134,974
  Accrued expenses                                                          1,721,408                      1,721,408
  Current maturities of long-term debt and capital lease obligations        1,816,823                      1,816,823
                                                                         ------------------------------------------
      Total current liabilities                                             7,092,463                      7,092,463

Long-term debt and capital lease obligations, less current maturities         152,254                        152,254
                                                                         ------------------------------------------

      Total liabilities                                                     7,244,717                      7,244,717
                                                                         ------------------------------------------

Redeemable preferred stock, $1 par value; none issued                              --                             --

Stockholders' equity:
  Convertible preferred stock, $1 par value, Authorized 1,000,000
   shares; including redeemable preferred stock; none issued                       --                             --
  Common stock, $.01 par value, Authorized 3,000,000 shares; 1,330,516
   and2,239,607 shares issued and outstanding, respectively                    13,305          9,091          22,396
  Capital in excess of par value                                            3,930,131      4,740,909       8,671,040
  Unearned compensation                                                       (36,468)                       (36,468)
  Retained earnings (accumulated deficit)                                  (1,536,808)                    (1,536,808)
                                                                         ------------------------------------------
      Total stockholders' equity                                            2,370,160      4,750,000       7,120,160
                                                                         ------------------------------------------

      Total liabilities and stockholders' equity                          $ 9,614,877    $ 4,750,000    $ 14,364,877
                                                                         ==========================================


                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Datamarine International, Inc.
                                                     (Registrant)



Date:   June 19, 1998                  /s/ JAN KALLSHIAN
      -----------------                ----------------------------------------
                                           Jan Kallshian
                                           Chief Financial Officer